Exhibit 99.1

CHENIERE ENERGY INC. NEWS RELEASE

INVESTOR RELATIONS CONTACT:	MEDIA RELATIONS CONTACT:
CHRISTINA CAVARRETTA	BRANDY OBVINTSEV
713-265-0208	832-518-4625

Cheniere Energy Announces Planned Public Offering and Filing

of SEC Registration Statement by Cheniere Energy Partners, L.P.

Houston, Texas – December 21, 2006 – Cheniere Energy, Inc. (AMEX: LNG) announced today that its wholly-owned subsidiary, Cheniere Energy Partners, L.P., filed a registration statement on Form S-1 with the Securities and Exchange Commission to become a publicly traded partnership through a proposed underwritten initial public offering. The registration statement covers the offering of common units representing approximately 8% of the limited partner interest in Cheniere Energy Partners, L.P., with anticipated aggregate gross proceeds of approximately $250 million.

Upon completion of the offering, Cheniere Energy, Inc. would retain common units representing approximately 8% of the limited partner interest, subordinated units representing approximately 84% of the limited partner interest, and general partner units representing the entire 2% general partner interest in the publicly traded partnership.

Cheniere Energy Partners, L.P. will own 100 percent of the Sabine Pass LNG receiving terminal currently being constructed by Cheniere in western Cameron Parish, Louisiana on the Sabine Pass Channel.

Citigroup Corporate and Investment Banking, Merrill Lynch & Co. and Credit Suisse are acting as joint book runners and underwriters of the offering.

The offering will be made only by means of a prospectus. When available, a copy of the preliminary prospectus relating to this offering may be obtained from Citigroup Corporate and Investment Banking, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, N.Y. 11220 (tel.: 718-765-6732); Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 4th Floor, New York, New York 10080 (tel.: 212-449-1000); and Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, New York 10010 (tel.: 800-221-1037).

A registration statement relating to the securities described in this news release has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cheniere Energy, Inc. is based in Houston, Texas, with offices in Johnson Bayou, Louisiana, and Paris, France. Additional information about Cheniere may be found on the company’s web site at www.cheniere.com.

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding the business strategy, plans and objectives of Cheniere or Cheniere Energy Partners. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The actual results for Cheniere or Cheniere Energy Partners could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including market conditions and other risks typically associated with securities offerings. In particular, the forward-looking statements of Cheniere or Cheniere Energy Partners are subject to the risks and uncertainties discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

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